Exhibit 99.1
SUPPORT AGREEMENT

This Support Agreement, dated May 4, 2014 (this “Agreement”), is by and among the persons and entities listed on Schedule A hereto (collectively, “Third Point”, and each individually, a “member” of Third Point) and Sotheby’s (the “Company”).

RECITALS

WHEREAS, Third Point has (i) given notice to the Company that they intend to nominate Daniel S. Loeb, Harry J. Wilson and Olivier Reza (the “Third Point Designees”) for election as directors of the Company at the Company’s 2014 Annual Meeting of Shareholders (the “2014 Annual Meeting”) and (ii) filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) relating to the solicitation of proxies for the 2014 Annual Meeting;

WHEREAS, Third Point and its Affiliates are deemed to beneficially own shares of common stock of the Company, par value $0.01 (the “Common Stock”) totaling, in the aggregate, 6,680,000 shares, or approximately 9.68%, of the Common Stock issued and outstanding on the date hereof;

WHEREAS, each of the Company and Third Point has determined that it is in its best interests to come to an agreement with respect to the election of members of the Company’s Board of Directors (the “Board”) at the 2014 Annual Meeting and certain other matters, as provided in this Agreement, and to terminate the pending proxy contest for election of directors at the 2014 Annual Meeting; and

WHEREAS, in order to effectuate the provisions of this Agreement, the parties agree that the Company shall convene and adjourn the 2014 Annual Meeting currently scheduled to be held on May 6, 2014 to such later date in the month of May 2014 as determined by the Company (and without changing the record date) to enable the inclusion of the Third Point Designees in the Company’s recommended slate of director nominees for election to the Board at the 2014 Annual Meeting and take such other actions as appropriate in connection therewith, including filing supplemental proxy solicitation material.

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Board Representation and Board Matters.

(a)	The Company and Third Point agree as follows:

(i)
the Board shall take all action necessary to appoint, effective immediately upon execution of this Agreement, each of the Third Point Designees to the Board to serve as directors of the Company until no earlier than the 2014 Annual Meeting and their successors are duly elected and qualified, subject to the terms of this Agreement, by increasing the size of the Board by three seats to fifteen, and appointing the Third Point Designees to fill such resulting vacancies;

(ii)	the Board, based on information provided by Third Point and each Third Point Designee, has determined that each of the Third Point Designees would constitute an independent director of the Board under the applicable New York Stock Exchange independence rules;

(iii)
the Company’s slate of nominees for election as directors of the Company at the Company’s 2014 Annual Meeting shall be: Daniel S. Loeb, Harry J. Wilson, Olivier Reza, John M. Angelo, Jessica M. Bibliowicz, Kevin C. Conroy, Domenico De Sole, The Duke of Devonshire, Daniel Meyer, Allen Questrom, William F. Ruprecht, Marsha E. Simms, Robert Taubman, Diana L. Taylor and Dennis M. Weibling;

(iv)
the Company agrees that it will take action such that (A) by the completion of the Company’s 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”), the size of the Board is not greater than thirteen, and (B) the completion of the Company’s 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”), the size of the Board is not greater than twelve (it being understood that this provision shall not prohibit the size of the Board from being reduced from fifteen prior to the 2015 Annual Meeting, or reduced from thirteen prior to the 2016 Annual Meeting);

(v)
the Company will use its reasonable best efforts to cause the election of the Third Point Designees to the Company’s Board at the 2014 Annual Meeting (including recommending that the Company’s shareholders vote in favor of the election of the Third Point Designees (along with all other Company nominees) and otherwise supporting him or her for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate);

(vi)
the Company agrees that so long as the following Third Point Designees serve on the Board, such Third Point Designee shall be offered the opportunity to become a member of the committees of the Board as follows:

(1)	Daniel S. Loeb, Nominating and Corporate Governance Committee, Business Strategy Committee (as defined below) and the Executive Committee;

(2)	Harry J. Wilson, Finance Committee, Business Strategy Committee and Compensation Committee; and

(3)	Olivier Reza, Finance Committee and Business Strategy Committee;

unless such Third Point Designee (or Replacement), in his sole discretion, declines to serve on such committee(s); provided, in all such cases that such Third Point Designee (or Replacement) shall be entitled to be a member of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board only if he or she meets any independence or other requirements under applicable law and the rules and regulation of the New York Stock Exchange (or other securities exchange on which the Company’s securities may then be traded) for service on such committee (and if he or she does not satisfy such requirements Third Point may designate another Third Point Designee to serve on such committee in consultation with the Company). At all times any Third Point Nominee (or Replacement), regardless of whether a member of such committee, shall be entitled, consistent with existing company policies, to attend any meeting of any committee of the Board and participate as a non-voting member (if not a committee member) and shall be entitled to receive any materials distributed to any committee members, so long as such activities do not contravene the independence or other requirements applicable to such committees under applicable law and the rules and regulation of the New York Stock Exchange (or other securities exchange on which the Company’s securities may then be traded), and assuming the absence of conflicts of interest by such Third Point Designees relevant to such committee’s activities;

(vii)
at all times prior to completion of the 2015 Annual Meeting, at least one Third Point Designee shall be offered the opportunity to be a member of each committee of the Board that is currently in place as of the date of this Agreement, or which may be created by the Board following execution hereof, and upon election to become such a member the Board shall effect such change in committee composition immediately (and no less than two business days following such election), only if he or she meets any independence or other requirements under applicable law and the rules and regulation of the New York Stock Exchange (or other securities exchange on which the Company’s securities may then be traded) for service on such committee and assuming the absence of conflicts of interest involving Third Point or the Third Point Designees relevant to such committee’s activities;

(viii)
(A) that no later than the date of this Agreement, Third Point will provide to the Company an executed consent from each Third Point Designee to be named as a nominee in the Company’s proxy statement for the 2014 Annual Meeting and to serve as a director if so elected, a completed D&O Questionnaire in the form previously provided to Third Point and an executed irrevocable resignation as director in the form attached hereto as Exhibit A (collectively, the “Nomination Documents”) and (B) after the date hereof, each Third Point Designee shall provide to the Company, as requested by the Company from time to time, such information as the Company is entitled to reasonably receive from other members of the Board and as is required to be disclosed in proxy statements under applicable law;

(ix)	that Third Point Offshore Master Fund L.P. hereby irrevocably withdraws its letter dated February 27, 2014 providing notice to the Company of its intention to nominate certain individuals for election as directors of the Company at the 2014 Annual Meeting (the “Third Point Shareholder Nomination”);

(x)
that each member of Third Point shall immediately cease all efforts, direct or indirect, in furtherance of the Third Point Shareholder Nomination and any related solicitation in connection with the Third Point Shareholder Nomination, including any negative solicitation efforts relating to the 2014 Annual Meeting concerning the Company and members of the slate of nominees proposed by the Company, and terminate Third Point’s proxy solicitation website, http://www.valuesothebys.com. At the same time, the Company shall immediately cease all direct or indirect negative solicitation efforts relating to the 2014 Annual Meeting concerning Third Point and members of the slate of nominees proposed by Third Point;

(xi)	Third Point irrevocably withdraws its demands for a stockholder list, and other materials and books and records pursuant to Section 220 of the Delaware General Corporation Law or otherwise;

(xii)
that should any Third Point Designee resign from the Board or be rendered unable to, or refuse to, be appointed to, or for any other reason fail to serve or is not serving on, the Board (other than as a result of not being nominated by the Company for an annual meeting subsequent to the 2014 Annual Meeting), Third Point shall be entitled to designate a replacement for such Third Point Designee that is reasonably consented to by the Board (such consent not to be unreasonably withheld) (a “Replacement”) and the Company shall take all necessary action to implement the foregoing as promptly as practicable. Any such Replacement who becomes a Board member in replacement of a Third Point Designee shall be deemed to be a Third Point Designee for all purposes under this Agreement, and prior to his or her appointment to the Board, shall be required to provide to the Company the Nomination Documents and meet with representatives of the Nominating and Corporate Governance Committee of the Board in accordance with the practices of the Board and the Nominating and Corporate Governance Committee;

(xiii)
that for any Annual Meeting subsequent to the 2014 Annual Meeting at which a Third Point Designee is nominated by the Company and agrees to serve, the Company shall use commercially reasonable efforts to cause the election of the Third Point Designees so nominated by the Company (including recommending that the Company’s shareholders vote in favor of the election of the Third Point Designees, including the Third Point Designees in the Company’s proxy statement for such Annual Meeting and otherwise supporting the Third Point Designees for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate);

(xiv)
the Board will retain a consultant to advise and report to the Board on facilitating the effective integration of the Board following significant recent changes in Board composition, including as a result of a contested election. Recommendations from Third Point and other Board members will be considered in choosing the consultant to be retained;

(xv)
the Company agrees that no later than one business day following the date hereof, the Board will take all action necessary to immediately form a committee of the Board (the “Business Strategy Committee”), with such committee having seven total members, three of which shall be Third Point Designees and Mr. De Sole serving as Chair of such committee. The Board will also agree on a charter to govern such Business Strategy Committee and shall make appropriate amendments to the charter of the Finance Committee of the Board to accommodate the new Business Strategy Committee. The charter of the Business Strategy Committee shall include the following responsibilities:

(1)
the Business Strategy Committee will be responsible for reviewing and evaluating the Company’s business strategies and making recommendations to the Board with respect to potential changes in strategy;

(2)
the Business Strategy Committee will be responsible for reviewing and evaluating strategies regarding growth opportunities, marketing, sales, operations, expense management, and the use of all technology in the business;

(3)	the Business Strategy Committee with have the ability to retain independent consultants to assist the committee in its work; and

(4)
the Business Strategy Committee will, within six months of the date of its first meeting, report its findings and recommendations to the Board, and the Board will instruct management and any applicable employees of the Company to cooperate and work with the Business Strategy Committee members and any independent third party consultants so that the Business Strategy Committee can issue such report in the time period specified above; and

(xvi)
the Company and Third Point shall (A) promptly, within one business day from the date hereof, cause a voluntary notice of dismissal with prejudice to be signed and filed with respect to the matter captioned Third Point LLC v. Ruprecht et al., No. 9469-VCP, currently pending before the Court of Chancery of the State of Delaware (the “Court” and such litigation, the “Delaware Litigation”) and (B) immediately upon execution of this Agreement notify the Court that this Agreement has been executed and the matter settled by the parties hereto.

(b)
Notwithstanding the foregoing, if at any time after the date hereof, Third Point, together with all controlled Affiliates of the members of Third Point (such controlled Affiliates, collectively and individually, the “Third Point Affiliates”), ceases collectively to Beneficially Own, an aggregate Net Long Position in at least 3,324,999 shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) of Common Stock as of such date (1) Third Point shall use its reasonable best efforts to cause each of the Third Point Designees to promptly tender his or her resignation from the Board and any committee of the Board on which he or she then sits and (2) the Company shall have no further obligations under this Section 1. In furtherance of this Section 1(b), each Third Point Designee shall, prior to his or her appointment to the Board, and each member of Third Point shall cause such Third Point Designee to, execute an irrevocable resignation as director in the form attached hereto as Exhibit A and deliver it to the Company. Third Point LLC shall keep the Company regularly apprised of the Net Long Position of Third Point LLC and its controlled Affiliates to the extent that Third Point LLC is no longer subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and such position differs from the ownership positions publicly reported on Third Point LLC’s Schedule 13D and amendments thereto. For purposes of this Agreement: the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; the term “Net Long Position” shall mean: such shares of Common Stock Beneficially Owned, directly or indirectly, that constitute such person’s net long position as defined in Rule 14e-4 under the Exchange Act mutatis mutandis, provided that “Net Long Position” shall not include any shares as to which such person does not have the right to vote or direct the vote; and the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

(c)
The Company has taken all necessary Board action to amend the Rights Agreement dated as of October 4, 2013, between the Company and Computershare, Inc. (the “Rights Plan”), such that the Early Expiration Date (as such term is defined in the Rights Plan) occurs effective as of the 2014 Annual Meeting’s completion.

(d)
At all times while serving as a member of the Board, the Third Point Designees shall comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to Board members, including the Company’s code of business conduct and ethics, securities trading policies, anti-hedging policies, Regulation FD-related policies, director confidentiality policies and corporate governance guidelines, in each case that have been identified to the Third Point Designees, and preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees (all subject to Section 4 of this Agreement); provided, however, that the Company acknowledges that Third Point LLC and its Affiliates manage a large pool of capital in its normal course of business and invests in many public and private securities, and agrees that the service of the Third Point Designees on the Board shall not prevent Third Point entities and their respective institutional Affiliates from investing in any companies or businesses in the ordinary course that Third Point LLC or such institutional Affiliates would otherwise invest in that are not principal competitors to the Company, provided that the parties acknowledge that Third Point and the Third Point Designees shall remain subject to all applicable securities laws and the Confidentiality Agreement and shall implement adequate protocols (including “Chinese walls” and other appropriate policies and procedures) to ensure that non-public information concerning the Company is not used with respect to or shared with any other person in relation to any investment by Third Point or any of its Affiliates. The Company represents and warrants to Third Point that, as of the date hereof, except as previously disclosed in writing to Third Point, in the Company’s view, no other public principal competitors of the Company exist.

2.	Certain Other Matters.

(a)
(i)	Each Third Point Designee or Replacement shall be entitled to resign from the Board at any time in his or her discretion. For purposes of this Agreement, the “Standstill Period” shall mean the period from the date of this Agreement until the later of (x) 12:01 a.m. on the sixtieth (60th) day prior to the advance notice deadline for making director nominations at the Company’s 2015 Annual Meeting, and (y) thirty days after such time as none of the Third Point Designees (including any Replacements) are members of the Board; provided, however, that with respect to each succeeding annual meeting of Company shareholders after the 2014 Annual Meeting, if Third Point and the Company agree in writing to include the Third Point Designees (or their Replacement) on the Company’s slate of director nominees for any annual meeting of Company shareholders after the 2014 Annual Meeting, the Standstill Period shall continue through and including the date of such applicable annual meeting and if the Third Point Designees are so elected by the shareholders as directors as part of the incumbent Board slate of nominees, then the Standstill Period shall further extend until the later of (x) 12:01 a.m. on the sixtieth (60th) day prior to the advance notice deadline for making director nominations at the annual meeting of Company shareholders subsequent to such re-election of the Third Point Designees to the Board, and (y) thirty days after such time as none of the Third Point Designees (including any Replacements) are members of the Board; provided, further, that if the Third Point Designees are not so elected and do not resign from the Board, the Standstill Period shall continue until thirty days after such time as none of the Third Point Designees (including any Replacements) are members of the Board. Notwithstanding anything to the contrary in this Agreement, during the thirty day period following the resignation of all Third Point Designees, Third Point may take all actions appropriate to prepare and deliver to the Company a notice of director nominations for the upcoming annual meeting, but during such thirty-day period neither Third Point nor the Company shall make any public disclosure that would otherwise be contrary to the terms of this Agreement, except as may be required by law.

(ii)
Notwithstanding anything to the contrary in this Section 2(a), the Company agrees that for so long as any of the Third Point Designees (or their Replacements) are on the Board (A) the Board shall promptly notify Third Point in writing of its decision not to nominate any Third Point Designee for election at the 2015 Annual Meeting or any subsequent annual meeting of shareholders (which written notice, if any, shall in any event not be delivered any later than 60 days prior to the advance notice deadline for making director nominations at such upcoming annual meeting), and (B) the Board shall take all appropriate action to (I) provide Third Point with at least a 60-day period from the time Third Point is notified in writing that any of the Third Point Designees have not been so nominated to comply with the advance notice provisions for nominations of directors contained in the Bylaws at such upcoming annual meeting and (II) cause such upcoming annual meeting not to be held prior to 90 days following the time Third Point is notified that any of the Third Point Designees has not been so nominated.

(b)
During the Standstill Period, no member of Third Point shall, directly or indirectly, and each member of Third Point shall cause each Third Point Affiliate not to, directly or indirectly (it being understood and agreed that the following restrictions shall not apply to the Third Point Designees acting solely in their capacities as a director of the Company consistent with their fiduciary duties to the Company):

(i)
solicit proxies or written consents of stockholders or conduct any other type of referendum (binding or non-binding) with respect to, or from the holders of, the Voting Securities (as defined below), or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in or assist any Third Party (as defined herein) in any “solicitation” of any proxy, consent or other authority (as such terms are defined under the Exchange Act) to vote any shares of the Voting Securities (other than such encouragement, advice or influence that is consistent with Company management’s recommendation in connection with such matter);

(ii)
encourage, advise or influence any other person or assist any Third Party in so encouraging, assisting or influencing any person with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum (other than such encouragement, advice or influence that is consistent with Company management’s recommendation in connection with such matter);

(iii)
form or join in a partnership, limited partnership, syndicate or other group, including a “group” as defined under Section 13(d) of the Exchange Act, with respect to the Voting Securities (for the avoidance of doubt, excluding any group composed solely of Third Point and their Affiliates) or otherwise support or participate in any effort by a Third Party with respect to the matters set forth in clauses (i), (vii) or (ix) herein;

(iv)
present at any annual meeting or any special meeting of the Company’s stockholders or through action by written consent any proposal for consideration for action by stockholders or seek the removal of any member of the Board or (except as explicitly permitted by this Agreement with respect to a Replacement and other than through action at the Board by a Third Point Designee acting in his or her capacity as such) propose any nominee for election to the Board or seek representation on the Board;

(v)
other than in Rule 144 open market broker sale transactions where the identity of the purchaser is not known and in underwritten widely dispersed public offerings, sell, offer or agree to sell directly or indirectly, through swap or hedging transactions or otherwise, the securities of the Company or any rights decoupled from the underlying securities held by Third Point to any person or entity not a party to this agreement (a “Third Party”) that would knowingly result in such Third Party, together with its Affiliates, owning, controlling or otherwise having any beneficial or other ownership interest in the aggregate of 5% or more of the shares of Common Stock outstanding at such time or would increase the beneficial or other ownership interest of any Third Party who, together with its Affiliates, has a beneficial or other ownership interest in the aggregate of 5% or more of the shares of Common Stock outstanding at such time, except in each case in a transaction approved by the Board;

(vi)	grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in the Company’s proxy card for any annual meeting or special meeting of stockholders) or deposit any Voting Securities of the Company in a voting trust or subject them to a voting agreement or other arrangement of similar effect with respect to any annual meeting except as provided in Section 2(c) below, special meeting of stockholders or action by written consent (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like);

(vii)	make any request for stocklist materials or other books and records of the Company under Section 220 of the Delaware General Corporation Law or otherwise;

(viii)	make, or cause to be made, any statement or announcement that relates to and constitutes an ad hominem attack on, or relates to and otherwise disparages, the Company, its officers or its directors or any person who has served as an officer or director of the Company in the past, or who serves on or following the date of this Agreement as an officer or director of the Company: (i) in any document or report filed with or furnished to the SEC or any other governmental agency, (ii) in any press release or other publicly available format, or (iii) to any analyst, journalist or member of the media (including without limitation, in a television, radio, newspaper or magazine interview) (and the Company agrees that this Section 2(b)(viii) shall apply mutatis mutandis to the Company and its directors and officers with respect to Third Point);

(ix)	other than litigation by Third Point to enforce the provisions of this Agreement, institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers (including derivative actions);

(x)
without the prior approval of the Board, separately or in conjunction with any other person or entity in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, propose (publicly, privately or to the Company) or participate in, effect or seek to effect, any tender offer or exchange offer, merger, acquisition, reorganization, restructuring, recapitalization or other business combination involving the Company or a material amount of the assets or businesses of the Company (collectively, an “Extraordinary Transaction”) or encourage, initiate or support any other Third Party in any such activity; provided, that Third Point may commence or participate in any tender offer or exchange offer, or a combination thereof, in each such case, that is made for all of the shares of Common Stock outstanding at such time at the same per-share consideration, the consummation of which is conditioned upon acceptance by a majority of the outstanding shares of Common Stock (calculated on a fully diluted basis), so long as the Company and its stockholders receive an irrevocable, legally binding written commitment from Third Point (or such other third party making the offer) to consummate, as promptly as practicable upon the successful completion of such offer, a second step transaction to acquire at the same per-share consideration actually paid pursuant to the offer, all of the shares of Common Stock not purchased in the offer, subject to any applicable stockholders’ statutory appraisal rights (such an offer, a “Qualifying Offer”). Notwithstanding the foregoing, the Company agrees that Third Point shall not be deemed to be in breach of this Agreement in the event that a Third Point Designee receives an unsolicited inquiry regarding a potential transaction proposed by a third party, does not engage in any negotiations or substantive discussions without the prior approval of the Board and promptly apprises the Company’s lead independent director of the foregoing if required by his or her fiduciary duties to the Company;

(xi)
except pursuant to a Qualifying Offer, purchase or cause to be purchased or otherwise acquire or agree to acquire Beneficial Ownership of any Voting Securities, if in any such case, immediately after the taking of such action, Third Point would, in the aggregate, collectively beneficially own, or have an economic interest in, an amount that would equal or exceed 15% of the then outstanding shares of Common Stock; provided, however, that the following shall not be deemed to be owned by Third Point under this clause (xi): (A) any shares of Common Stock received from the Company by Harry J. Wilson or Olivier Reza as equity grants in connection with their services as Company directors or (B) any shares of Common Stock otherwise acquired by Harry J. Wilson or Olivier Reza following the date hereof in an aggregate amount not exceeding 1% of the then outstanding shares of Common Stock;

(xii)	enter into any negotiations, agreements, arrangements or understandings with any Third Party with respect to the matters set forth in this Section 2; or

(xiii)	request, directly or indirectly, any amendment or waiver of the foregoing in a manner that would reasonably likely require public disclosure by Third Point or the Company.

          As used in this Agreement, the term “Voting Securities” shall mean the Common Stock, and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for Common Stock or other securities, whether or not subject to the passage of time or other contingencies.

          As used in this Agreement, the term “Beneficial Ownership” of “Voting Securities” means ownership of: (i) Voting Securities and (ii) rights or options to own or acquire any Voting Securities (whether such right or option is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such person), compliance with regulatory requirements or otherwise).  For purposes of this Section 2, no Person shall be, or be deemed to be, the “Beneficial Owner” of, or to “beneficially own,” any securities beneficially owned by any director of the Company to the extent such securities were acquired directly from the Company by such director as or pursuant to director compensation for serving as a director of the Company.

(c)
Until the end of the Standstill Period, Third Point and the Third Point Affiliates shall cause all Voting Securities owned by them directly or indirectly, whether owned of record or Beneficially Owned, as of the record date for any annual or special meeting of stockholders or in connection with any solicitation of shareholder action by written consent (each a “Shareholders Meeting”) within the Standstill Period, in each case that are entitled to vote at any such Shareholders Meeting, to be present for quorum purposes and to be voted, at all such Shareholders Meetings or at any adjournments or postponements thereof, (i) for all directors nominated by the Board for election at such Shareholders Meeting and (ii) in accordance with the recommendation of the Board on any other proposals or other business that comes before any Shareholder Meeting.

3.
Public Announcements.  Promptly following the execution of this Agreement, the Company and Third Point shall announce this Agreement and the material terms hereof by means of a jointly issued press release in the form attached hereto as Exhibit C (the “Press Release”). Neither the Company (and the Company shall cause each of its Affiliates, directors and officers not to) nor Third Point or any Third Point Affiliate shall make or cause to be made any public announcement or statement that is inconsistent with or contrary to the statements made in the Press Release, except as required by law or the rules of any stock exchange or with the prior written consent of the other party.  The Company acknowledges that Third Point intends to file this Agreement and the agreed-upon Press Release as an exhibit to its Schedule 13D pursuant to an amendment that the Company shall have the opportunity to review in advance.  The Company shall have an opportunity to review in advance any Schedule 13D filing made by Third Point with respect to this Agreement.

4.
Confidentiality Agreement. The Company hereby agrees that: (i) the Third Point Designees are permitted to and may provide confidential information to certain specified officers and employees of Third Point subject to and solely in accordance with the terms of the confidentiality agreement in the form attached hereto as Exhibit B (the “Confidentiality Agreement”) (which Third Point agrees to execute and deliver to the Company simultaneously with Third Point’s execution and delivery of this Agreement and cause the Third Point Designees and such officers and employees of Third Point to abide by) and (ii) the Company will execute and deliver the Confidentiality Agreement to Third Point substantially contemporaneously with execution and delivery thereof by the other signatories thereto.

5.
Representations and Warranties of All Parties.  Each of the parties represents and warrants to the other party that: (a) such party has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; and (c) this Agreement will not result in a violation of any terms or conditions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.

6.
Representations and Warranties of Third Point.  Each member of Third Point jointly represents and warrants that, as of the date of this Agreement, (a) Third Point, together with all of the Third Point Affiliates, collectively Beneficially Own, an aggregate of 6,680,000 shares of Common Stock; (b) except for such ownership, no member of Third Point, individually or in the aggregate with all other members of Third Point and the Third Point Affiliates, has any other Beneficial Ownership of any Voting Securities; and (c) Third Point, collectively with the Third Point Affiliates, have a Net Long Position of 6,680,000 shares of Common Stock.

7.
Miscellaneous.  The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy.  Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to at law or equity, the other party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware.  Furthermore, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury and (d) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

8.
No Waiver.  Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement.  The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

9.	Entire Agreement. This Agreement and the Confidentiality Agreement contain the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

10.
Notices.  All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by email, when such email is sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

if to the Company:	Sotheby’s
1334 York Avenue
New York, NY 10021
Attention:	Gilbert Klemann, Executive Vice President,
Worldwide General Counsel and Secretary
Email:	gilbert.klemann@sothebys.com

With a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:	Andrew R. Brownstein
Sabastian V. Niles
Email:	ARBrownstein@wlrk.com
SVNiles@wlrk.com

if to Third Point:	c/o Third Point LLC
390 Park Avenue, 18th Floor
New York, New York 10022
Attention:	Josh Targoff, Chief Operating Officer and
General Counsel
Email:	jtargoff@thirdpoint.com

With a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Attention:	Dennis Friedman
Eduardo Gallardo
Email:	DFriedman@gibsondunn.com
EGallardo@gibsondunn.com

11.	Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

12.	Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

13.	Successors and Assigns. This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on successors of the parties hereto.

14.	No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

15.
Fees and Expenses.  The Company shall reimburse Third Point for all documented out-of-pocket costs, fees and expenses incurred and paid by Third Point in connection with, relating to or resulting from its efforts and actions, and any preparations therefor, prior to the execution and delivery of this Agreement, to consider means by which the Company could improve its performance and increase shareholder value and to replace certain members of the Board, including, without limitation, its communications with the Board and the Company’s management, its Schedule 13D, Schedule 14A and Hart-Scott-Rodino filings, its nomination notice pursuant to the Bylaws, its preparation of a definitive proxy statement and other soliciting materials and this Agreement and litigation brought before the Delaware Court of Chancery challenging the Rights Plan.  In no event shall (x) the costs, fees and expenses to be paid or reimbursed by the Company pursuant to this Section 15 exceed $10,000,000 or (y) any member of Third Point be required to provide to the Company any documentation, such as certain details of invoices for legal services, the provision of which could result in a waiver of the attorney-client privilege.  Except as provided in this Section 15, neither the Company, on the one hand, nor Third Point, on the other hand, will be responsible for any costs, fees or expenses of the other in connection with this Agreement.

16.
Interpretation and Construction.  Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel.  Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation.  Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  The term “including” shall be deemed to mean

“including without limitation” in all instances.

17.	Liability Several and Not Joint. Notwithstanding anything contained herein to the contrary, the obligations of the members of Third Point hereunder are several and not joint or collective.

18.
Mutual Release.  (a)   The Company, on the one hand, and Third Point, on the other hand, on behalf of themselves and for all of their past and present affiliated, associated, related, parent and subsidiary entities, joint ventures and partnerships, successors, assigns, and the respective owners, officers, directors, partners, members, managers, principals, parents, subsidiaries, predecessor entities, agents, representatives, employees, shareholders, advisors, consultants, attorneys, heirs, executors, administrators, successors and assigns of any said person or entity, security holders of any said person or entity, and any other person claiming (now or in the future) through or on behalf of any of said persons or entities (collectively “Released Persons”), irrevocably and unconditionally release, settle, acquit and forever discharge the other and all of their Released Persons, from any and all causes of action, claims, actions, rights, judgments, obligations, damages, amounts, demands, losses, controversies, contentions, complaints, promises, accountings, bonds, bills, debts, dues, sums of money, expenses, specialties and fees and costs (whether direct, indirect or consequential, incidental or otherwise including, without limitation, attorney’s fees or court costs, of whatever nature) incurred in connection therewith of any kind whatsoever, whether known or unknown, suspected or unsuspected, in their own right, representatively, derivatively or in any other capacity, in law or in equity or liabilities of whatever kind or character, arising under federal, state, foreign, or common law or the laws of any other relevant jurisdiction (the “Claims”), which have arisen, could have arisen, arise now, or hereafter may arise out of or relate in any manner to the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions or any other matter, thing, or cause whatsoever, or any series thereof, embraced, involved, arising out of, set forth in or otherwise related in any way to the Delaware Litigation, the Third Point Shareholder Nomination, the Third Point proxy contest at the 2014 Annual Meeting and the Company’s nomination of directors for election at the 2014 Annual Meeting (collectively, the “Released Claims”); provided, however, this release and waiver of Claims shall not include claims to enforce the terms of this Agreement.

(b) The parties acknowledge and agree that they may be unaware of or may discover facts in addition to or different from those which they now know, anticipate or believe to be true related to or concerning the Released Claims. The parties know that such presently unknown or unappreciated facts could materially affect the claims or defenses of a party or parties. It is nonetheless the intent of the parties to give a full, complete and final release and discharge of the Released Claims. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete releases with regard to the Released Claims notwithstanding the discovery or existence of any such additional or different claim or fact. To that end, with respect to the Released Claims only, the parties expressly waive and relinquish any and all provisions, rights and benefits conferred by any law of the United States or of any state or territory of the United States or of any other relevant jurisdiction, or principle of common law, under which a general release does not extend to claims which the parties do not know or suspect to exist in their favor at the time of executing the release, which if known by the parties might have affected the Parties’ settlement. The parties acknowledge and agree that the inclusion of this Section 18 was separately bargained for and is a material term of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

SOTHEBY’S
By:	/s/ Patrick McClymont
Name:	Patrick McClymont
Title:	EVP & CFO

THIRD POINT LLC
By:	/s/ Josh Targoff
Name:	Josh Targoff
Title:	Chief Operating Officer and General Counsel

THIRD POINT PARTNERS QUALIFIED L.P.
By: Third Point LLC, its investment manager
By:	/s/ Josh Targoff
Name:	Josh Targoff
Title:	Chief Operating Officer and General Counsel

THIRD POINT PARTNERS L.P.
By: Third Point LLC, its investment manager
By:	/s/ Josh Targoff
Name:	Josh Targoff
Title:	Chief Operating Officer and General Counsel

THIRD POINT OFFSHORE MASTER FUND L.P.
By: Third Point LLC, its investment manager
By:	/s/ Josh Targoff
Name:	Josh Targoff
Title:	Chief Operating Officer and General Counsel

THIRD POINT ULTRA MASTER FUND L.P.
By: Third Point LLC, its investment manager
By:	/s/ Josh Targoff
Name:	Josh Targoff
Title:	Chief Operating Officer and General Counsel

THIRD POINT REINSURANCE COMPANY, LTD.
By: Third Point LLC, its investment manager
By:	/s/ Josh Targoff
Name:	Josh Targoff
Title:	Chief Operating Officer and General Counsel

THIRD POINT ADVISORS LLC
By:	/s/ Josh Targoff
Name:	Josh Targoff
Title:	Chief Operating Officer and General Counsel

THIRD POINT ADVISORS II LLC
By:	/s/ Josh Targoff
Name:	Josh Targoff
Title:	Chief Operating Officer and General Counsel

DANIEL S. LOEB

/s/ Daniel S. Loeb

OLIVIER REZA

/s/ Olivier Reza

HARRY J. WILSON

/s/ Harry J. Wilson

SCHEDULE A

Third Point LLC
Third Point Partners Qualified L.P.
Third Point Partners L.P.
Third Point Offshore Master Fund L.P.
Third Point Ultra Master Fund L.P.
Third Point Reinsurance Company, Ltd.
Third Point Advisors LLC
Third Point Advisors II LLC
Daniel S. Loeb
Olivier Reza
Harry J. Wilson

EXHIBIT A

FORM OF IRREVOCABLE RESIGNATION RE: SUPPORT AGREEMENT

May 4, 2014

Attention: Board of Directors
Sotheby’s
1334 York Avenue
New York, NY 10021

Re:           Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to Section 1(a)(viii) or 1(b) of the Support Agreement, dated as of May 4, 2014 (the “Agreement”), by and among Sotheby’s and Third Point (as defined therein).  Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.  Effective only upon, and subject to, such time as Third Point, together with all of the Third Point Affiliates, ceases collectively to “beneficially own” (as defined in Rule 13d-3 under the Exchange Act) an aggregate Net Long Position of at least 3,324,999 shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) of the Common Stock then outstanding, I hereby resign from my position as a director of the Company and from any and all committees of the Board on which I serve.

This resignation may not be withdrawn by me at any time during which it is effective.

Sincerely,

Name:

EXHIBIT B

CONFIDENTIALITY AGREEMENT
SOTHEBY’S

May 4, 2014

To: Each of the persons or entities listed on Schedule A hereto (collectively, “Third Point” or “you” and each individually, a “member” of Third Point)

Ladies and Gentlemen:
This letter agreement shall become effective upon the appointment of any Third Point Designee to the Board of Directors (the “Board”) of Sotheby’s (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Support Agreement (the “Support Agreement”), dated as of May 4, 2014, among the Company and Third Point. The Company understands and agrees that, subject to the terms of, and in accordance with, this letter agreement, each Third Point Designee may, if and to the extent he or she desires to do so (and subject to his or her fiduciary duties), confidentially disclose information he or she obtains while serving as a member of the Board to you and the Specified Third Point Personnel (as hereinafter defined), and may discuss such information with any and all such persons, subject to the terms and conditions of this Agreement. As a result, you may receive certain non-public information regarding the Company. You acknowledge that this information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company. In consideration for, and as a condition of, the information being furnished to you and, subject to the restrictions in paragraph 2, the persons set forth on Schedule B hereto (collectively, the “Specified Third Point Personnel”), you agree to treat any and all information concerning or relating to the Company or any of its subsidiaries or affiliates that is furnished to you or the Specified Third Point Personnel (regardless of the manner in which it is furnished, including in written or electronic format or orally, gathered by visual inspection or otherwise) by any Third Point Designee, or by or on behalf of the Company or any Company Representatives, together with the relevant portion of any notes, analyses, reports, models, compilations, studies, interpretations, documents, records or extracts thereof to the extent containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, “Evaluation Material”), in accordance with the provisions of this letter agreement, and to take or abstain from taking the other actions hereinafter set forth.
1. The term “Evaluation Material” does not include information that (i) is or has become generally available to the public other than as a result of a direct or indirect disclosure by you or the Specified Third Point Personnel in violation of this letter agreement, (ii) was within your or any of the Specified Third Point Personnel’s possession on a non-confidential basis prior to its being furnished to you by any Third Point Designee, or by or on behalf of the Company or its agents, representatives, attorneys, advisors, directors, officers or employees (collectively, the

1

“Company Representatives”) or (iii) is received from a source other than any Third Point Designee, the Company or any of the Company Representatives; provided, that in the case of (ii) or (iii) above, the source of such information was not known by you to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other person with respect to such information at the time the information was disclosed to you.

2. You and the Specified Third Point Personnel will, and you will cause the Specified Third Point Personnel to, (a) keep the Evaluation Material strictly confidential and (b) not disclose any of the Evaluation Material in any manner whatsoever without the prior written consent of the Company; provided, however, that you may privately disclose any of such information to the Specified Third Point Personnel (i) who need to know such information for the sole purpose of advising you on your investment in the Company and (ii) who are informed by you of the confidential nature of such information; provided, further, that you will be responsible for any violation of this letter agreement by the Specified Third Point Personnel as if they were parties hereto. It is understood and agreed that no Third Point Designee shall disclose to you or the Specified Third Point Personnel any Legal Advice (as defined below) that may be included in the Evaluation Material with respect to which such disclosure would constitute waiver of the Company’s attorney-client privilege or attorney work product privilege; provided, however, that a Third Point Designee may provide such disclosure of Legal Advice if such Third Point Designee shall not have taken any action, or failed to take any action, that has the purpose or effect of waiving attorney-client privilege or attorney work product privilege with respect to any portion of such Legal Advice. “Legal Advice” as used herein shall be solely and exclusively limited to the advice provided by legal counsel and shall not include any factual information or the formulation or analysis of business strategy that is not protected by the attorney-client or attorney work product privilege.
3. In the event that you or any of the Specified Third Point Personnel are required or requested by applicable interrogatory, subpoena or any similar process relating to any legal proceeding, investigation, hearing or otherwise to disclose any of the Evaluation Material, you will promptly notify (except where such notice would be legally prohibited) the Company in writing by electronic mail and certified mail so that the Company may seek a protective order or other appropriate remedy (and if the Company seeks such an order, you will provide such cooperation as the Company shall reasonably request), at its sole cost and expense. Nothing herein shall be deemed to prevent you or the Specified Third Point Personnel, as the case may be, from honoring a subpoena, legal process or other legal requirement that requires or requests discovery, disclosure or production of the Evaluation Material if (a) you produce or disclose only that portion of the Evaluation Material which your outside legal counsel of national standing advises you is legally required to be so produced or disclosed and you inform the recipient of such Evaluation Material of the confidential nature of such Evaluation Material; or (b) the Company consents in writing to having the Evaluation Material produced or disclosed pursuant to the subpoena, legal process or other legal requirement or request. In no event will you or any of the Specified Third Point Personnel oppose action by the Company to obtain a protective order or other relief, at its sole expense, to prevent the disclosure of the Evaluation Material or to obtain reliable assurance that confidential treatment will be afforded the Evaluation Material. For the avoidance of doubt, it is understood that there shall be no “legal requirement” requiring you to disclose any Evaluation Material solely by virtue of the fact that, absent such disclosure,

2

you would be prohibited from purchasing, selling, or engaging in derivative or other voluntary transactions with respect to the Common Stock of the Company or otherwise proposing or making an offer to do any of the foregoing, or you would be unable to file any proxy materials in compliance with Section 14(a) of the Exchange Act or the rules promulgated thereunder. The foregoing obligations and requirements in this paragraph shall not be required or apply in connection with disclosures made to the extent required by law to, or requested by, a federal or state regulatory agency, self-regulatory organization or supervisory authority in the course of such authority’s routine examinations or supervisory inspections not related to the Company; provided that you agree to promptly notify the Company of any actual disclosures made so long as you are permitted to do so under applicable law.

4. You acknowledge that (a) none of the Company or any of the Company Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Evaluation Material, and (b) none of the Company or any of the Company Representatives shall have any liability to you or to any of the Specified Third Point Personnel relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom, except in the case of fraud. You and the Specified Third Point Personnel (or anyone acting on your or their behalf) shall not directly or indirectly initiate contact or communication with any executive or employee of the Company other than the Chief Executive Officer, Chief Financial Officer and General Counsel, and/or such other persons approved in writing by the foregoing or the Board concerning Evaluation Material, or to seek any information in connection therewith from any such person other than the foregoing, without the prior consent of the Company; provided, however, the restriction in this sentence shall not apply to any Third Point Designee acting solely in his or her capacity as a director in accordance with the Support Agreement and the Company’s governance and other guidelines.
5. All Evaluation Material shall remain the property of the Company. Neither you nor any of the Specified Third Point Personnel shall by virtue of any disclosure of and/or your use of any Evaluation Material acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company. At any time after the date on which no Third Point Designee is a director of the Company, upon the written request of the Company for any reason, you will promptly return to the Company or destroy, at your election, all hard copies of the Evaluation Material and use commercially reasonable efforts to permanently erase or delete all electronic copies of the Evaluation Material in your or any of the Specified Third Point Personnel’s possession or control (and, upon the written request of the Company, shall promptly certify to the Company that such Evaluation Material has been erased or deleted, as the case may be); provided, however, that you may retain such copies of Evaluation Material as may be required to be retained by you pursuant to applicable law, regulation or as part of your bona fide information technology system back-ups or your internal compliance policies. Notwithstanding the return or erasure or deletion of Evaluation Material, you and the Specified Third Point Personnel will continue to be bound by the obligations contained herein.
6. You acknowledge, and will advise the Specified Third Point Personnel, that the Evaluation Material may constitute material non-public information under applicable federal and state securities laws, and that the United States securities laws prohibit any person who has received from an issuer any such material, non-public information from purchasing or selling

3

securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.
7. You hereby represent and warrant to the Company that (i) you have all requisite power and authority to execute and deliver this letter agreement and to perform your obligations hereunder, (ii) this letter agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms, (iii) this letter agreement will not result in a violation of any terms or conditions of any agreements to which you are a party or by which you may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting you, and (iv) your entry into this letter agreement does not require approval by any owners or holders of any equity or other interest in you (except as has already been obtained).
8. Any waiver by the Company of a breach of any provision of this letter agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this letter agreement. The failure of the Company to insist upon strict adherence to any term of this letter agreement on one or more occasions shall not be considered a waiver or deprive the Company of the right thereafter to insist upon strict adherence to that term or any other term of this letter agreement.
9. You acknowledge and agree that the value of the Evaluation Material to the Company is unique and substantial, but may be impractical or difficult to assess in monetary terms. You further acknowledge and agree that in the event of an actual or threatened violation of this letter agreement, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, you acknowledge and agree that, in addition to any and all other remedies which may be available to the Company at law or equity, the Company shall be entitled to seek an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware.
10. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this letter agreement or the transactions contemplated by this letter agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this letter agreement or the transactions contemplated by this letter agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, and (d) irrevocably consents to service of process by a reputable overnight delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS LETTER AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

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11. This letter agreement and the Support Agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior or contemporaneous agreements or understandings, whether written or oral. This letter agreement may be amended only by an agreement in writing executed by the parties hereto.
12. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by email, when such email is sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:
If to the Company:	Sotheby’s
1334 York Avenue
New York, NY 10021
Attention:	Gilbert Klemann, Executive Vice President,
Worldwide General Counsel and Secretary
Email:	gilbert.klemann@sothebys.com

With a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:	Andrew R. Brownstein
Sabastian V. Niles
Email:	ARBrownstein@wlrk.com
SVNiles@wlrk.com

If to Third Point:	c/o Third Point LLC
390 Park Avenue, 18th Floor
New York, New York 10022
Attention:	Josh Targoff, Chief Operating Officer and
General Counsel
Email:	jtargoff@thirdpoint.com

With a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Attention:	Dennis Friedman
Eduardo Gallardo
Email:	DFriedman@gibsondunn.com
EGallardo@gibsondunn.com

5

13. If at any time subsequent to the date hereof, any provision of this letter agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this letter agreement.
14. This letter agreement may be executed (including by facsimile or PDF) in two or more counterparts which together shall constitute a single agreement.
15. This letter agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by you without the express written consent of the Company. This letter agreement, however, shall be binding on successors of the parties hereto.
16. Third Point shall cause any Replacement for a Third Point Designee that is appointed to the Board pursuant to Section 1(a)(xii) of the Support Agreement to execute a copy of this letter agreement.
17. This letter agreement shall expire one (1) year from the date on which a Third Point Designee no longer serves as a director of the Company; except that you shall maintain in accordance with the confidentiality obligations set forth herein any Evaluation Material constituting trade secrets for such longer time as such information constitutes a trade secret of the Company as defined under 18 U.S.C. § 1839(3).
18. No licenses or rights under any patent, copyright, trademark, or trade secret are granted or are to be implied by this letter agreement.
19. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this letter agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this letter agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this letter agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this letter agreement shall be decided without regards to events of drafting or preparation. The term “including” shall in all instances be deemed to mean “including without limitation.”
20. Notwithstanding anything contained herein to the contrary, the obligations of the members of Third Point hereunder are several and not joint or collective.
[Signature Pages Follow]

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Please confirm your agreement with the foregoing by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.
Very truly yours,

SOTHEBY’S
By:	/s/ Patrick McClymont
Name:	Patrick McClymont
Title:	EVP & CFO
[Signature Page to the Confidentiality Agreement between Sotheby’s and Third Point]

Accepted and agreed as of the date first written above:

THIRD POINT LLC

By:	/s/ Josh Targoff
Name:	Josh Targoff
Title:	Chief Operating Officer and General Counsel

THIRD POINT PARTNERS QUALIFIED L.P.
By:	Third Point LLC, its investment manager

By:	/s/ Josh Targoff
Name:	Josh Targoff
Title:	Chief Operating Officer and General Counsel

THIRD POINT PARTNERS L.P.
By:	Third Point LLC, its investment manager

By:	/s/ Josh Targoff
Name:	Josh Targoff
Title:	Chief Operating Officer and General Counsel

THIRD POINT OFFSHORE MASTER FUND L.P.
By:	Third Point LLC, its investment manager

By:	/s/ Josh Targoff
Name:	Josh Targoff
Title:	Chief Operating Officer and General Counsel

[Signature Page to the Confidentiality Agreement between Sotheby’s and Third Point]

THIRD POINT ULTRA MASTER FUND L.P.
By:	Third Point LLC, its investment manager

By:	/s/ Josh Targoff
Name:	Josh Targoff
Title:	Chief Operating Officer and General Counsel

THIRD POINT REINSURANCE COMPANY, LTD.
By:	Third Point LLC, its investment manager

By:	/s/ Josh Targoff
Name:	Josh Targoff
Title:	Chief Operating Officer and General Counsel

THIRD POINT ADVISORS LLC

By:	/s/ Josh Targoff
Name:	Josh Targoff
Title:	Chief Operating Officer and General Counsel

THIRD POINT ADVISORS II LLC

By:	/s/ Josh Targoff
Name:	Josh Targoff
Title:	Chief Operating Officer and General Counsel

DANIEL S. LOEB

/s/ Daniel S. Loeb
Daniel S. Loeb

[Signature Page to the Confidentiality Agreement between Sotheby’s and Third Point]

OLIVIER REZA

/s/ Olivier Reza
Olivier Reza

HARRY J. WILSON

/s/ Harry J. Wilson
Harry J. Wilson

[Signature Page to the Confidentiality Agreement between Sotheby’s and Third Point]

SCHEDULE A

Third Point LLC
Third Point Partners Qualified L.P.
Third Point Partners L.P.
Third Point Offshore Master Fund L.P.
Third Point Ultra Master Fund L.P.
Third Point Reinsurance Company, Ltd.
Third Point Advisors LLC
Third Point Advisors II LLC
Daniel S. Loeb
Olivier Reza
Harry J. Wilson

SCHEDULE B
1. Mr. Daniel S. Loeb
2. Any full-time employee of a member of Third Point or its Affiliates that is involved in monitoring the Sotheby’s investment

EXHIBIT C

[PRESS RELEASE]